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TABLE OF CONTENTS Prospectus Supplement

Prospectus Supplement To Prospectus Dated August 6, 2010	Filed Pursuant to 424(b)(5) Registration No. 333-168304

2,218,292 Shares
Common Stock

        This prospectus supplement relates to the offering (the "Offering") of up to 2,218,292 shares of common stock of Golden Minerals Company ("Golden Minerals" or the "Company") issuable upon (i) the exercise of 1,831,929 warrants to purchase common stock of the Company (the "February 2009 Replacement Warrants") and (ii) the exercise of 386,363 warrants to purchase common stock of the Company (the "December 2009 Replacement Warrants" and, together with the February 2009 Replacement Warrants, the "Replacement Warrants"). The Replacement Warrants were issued on September 2, 2011 in connection with the closing of our business combination with ECU Silver Mining Inc. ("ECU") pursuant to an arrangement agreement between the Company and ECU dated June 24, 2011 (the "Arrangement Agreement") and a court-approved arrangement under Chapter XVI-Division II of the Business Corporations Act (Québec) (the "Arrangement").

        Each February 2009 Replacement Warrant entitles its holder to purchase one share of common stock of the Company at a price of Cdn$19.00 at any time on or prior to 5:00 p.m. (Eastern Standard Time) on February 20, 2014. Each December 2009 Replacement Warrant entitles its holder to purchase one share of common stock of the Company at a price of Cdn$18.00 at any time on or prior to 5:00 p.m. (Eastern Standard Time) on December 9, 2011. If all Replacement Warrants are exercised, we will receive gross proceeds of approximately Cdn$41,761,185. Our common stock is traded on the NYSE Amex LLC (the "NYSE Amex") under the symbol "AUMN" and on the Toronto Stock Exchange (the "TSX") under the symbol "AUM." The last sale price for our common stock on September 1, 2011, was $13.78 on the NYSE Amex and Cdn$13.44 on the TSX. The February 2009 Replacement Warrants have been conditionally approved for listing on the TSX under the symbol "AUM.WT", subject to the Company fulfilling all of the listing requirements of the TSX.

Investing in our common stock involves risks.

See "Risk Factors" beginning on page S-5 of this prospectus supplement.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 2, 2011

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein relating to this Offering is accurate only as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may have changed since that date. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a "shelf" registration statement that we filed with the SEC on Form S-3. This prospectus supplement provides specific details regarding this Offering, and is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this Offering. The accompanying prospectus provides general information about us, our common stock and certain other securities we may offer from time to time. Some of the information in the accompanying prospectus may not apply to this Offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus or the documents incorporated by reference herein, you should rely on this prospectus supplement.

        Before purchasing any securities, you should carefully read both the accompanying prospectus and this prospectus supplement, together with the additional information described in this prospectus supplement under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference." You should also carefully consider the matters discussed under "Risk Factors" in this prospectus supplement.

        This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

CURRENCY AND EXCHANGE RATE INFORMATION

        Unless otherwise indicated, all references to "$" or "dollars" in this prospectus supplement and the accompanying prospectus refer to United States dollars. References to "Cdn$" in this prospectus supplement and the accompanying prospectus refer to Canadian dollars.

        The noon rate of exchange on September 1, 2011, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $1.0254 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$0.9752.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the United States Private Securities Litigation Reform Act of 1995, and "forward-looking information" within the meaning of applicable Canadian securities legislation. These statements include statements in respect of the anticipated benefits of the business combination transaction between the Company and ECU and statements regarding future operations and activities of ECU, the Company or the combined company, including planned and potential exploration and development opportunities of the combined company, plans, expectations and assumptions concerning our El Quevar project in Argentina or our Velardeña project in Mexico, the timing and budget for exploration of our portfolio of exploration properties, our expected cash needs, and statements concerning our financial condition, operating strategies and operating and legal risks.

        We use the words "anticipate," "continue," "likely," "estimate," "expect," "may," "could," "will," "project," "should," "believe" and similar expressions (including negative and grammatical variations) to identify forward-looking statements and information. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements and information as a result of the factors described under "Risk Factors" in this prospectus supplement and other factors set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including:

  •
  Risks inherent in the nature of the Arrangement, including risks regarding the integration of the two entities and incorrect assessments of the values of the other entity;

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  Results of future exploration at our El Quevar project;

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  The feasibility and economic viability of potential expansion plans at ECU's Velardeña project;

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  The feasibility and economic viability of our El Quevar project;

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  The combined company's ability to raise necessary capital to complete expansion plans at our Velardeña project and, if justified by results, the development of our El Quevar project;

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  The combined company's ability to retain key management and mining personnel necessary to successfully operate and grow our business;

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  Worldwide economic and political events affecting the market prices for silver, gold and other minerals which may be found on our exploration properties; and

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  Political and economic instability in Argentina, Mexico, Peru, and other countries in which we conduct our business, and future actions of the governments in such countries with respect to nationalization of natural resources or other changes in mining or taxation policies.

        These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus supplement, in the accompanying prospectus and in any documents incorporated by reference herein. Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements or information. These statements speak only as of the date of this prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements and information attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus supplement.

SUMMARY

        The following is a summary of the principle features of this Offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock and is qualified in its entirety by the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes to these financial statements in our most recently filed annual report on Form 10-K for the fiscal year ended December 31, 2010, our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011, and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2011. You should also carefully consider the matters discussed under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement before deciding to invest in our common stock.

        All references to "Golden Minerals," "the Company," "our," "we," or "us" are to Golden Minerals Company, including its subsidiaries and predecessors, except where it is clear that the term refers only to Golden Minerals Company.

 The Offering

        The following is a brief summary of certain terms of this Offering and is not intended to be complete. It does not contain all of the information that will be important to investors in our common stock. For a more complete description of our common stock, see the section titled "Description of Common Stock" in this prospectus supplement.

Issuer:	Golden Minerals Company
Common stock offered by Golden Minerals:

This prospectus supplement relates to the sale of up to 2,218,292 shares of common stock of the Company issuable upon exercise of Replacement Warrants issued to former holders of ECU warrants in connection with the consummation of the Arrangement. The February 2009 Replacement Warrants entitle the holder to purchase shares of our common stock at a price of Cdn$19.00 per share. The December 2009 Replacement Warrants entitled the holder to purchase shares of our common stock at a price of Cdn$18.00 per share. Pursuant to the terms of the Arrangement Agreement, we agreed to register the issuance of shares of our common stock issuable upon exercise of the Replacement Warrants. This prospectus supplement is filed in connection with this registration obligation.

Common stock outstanding after this Offering (assuming all Replacement Warrants are exercised):	33,638,286 shares(1)

Use of proceeds:

Holders of the Replacement Warrants are not obligated to exercise any of the Replacement Warrants. If all of the Replacement Warrants are exercised, we would receive gross proceeds of approximately Cdn$41,761,185. We expect that the proceeds will be used for the exploration and development of our properties, working capital and general corporate purposes.

Market for our common stock:

Our common stock is traded on the NYSE Amex under the symbol "AUMN" and on the TSX under the symbol "AUM." The February 2009 Replacement Warrants have been conditionally approved for listing on the TSX under the symbol "AUM.WT", subject to the Company fulfilling all of the requirements of the TSX, and the shares of common stock issuable upon exercise of the Replacement Warrants have been approved for listing on the NYSE Amex and TSX.

Risk factors:

An investment in our common stock is subject to a number of risks. You should carefully consider the information under the heading "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding to invest in our common stock.

(1)
The number of shares outstanding after this Offering is based on 31,419,994 shares of our common stock outstanding as of September 2, 2011 and assumes that no other changes occur. The number of shares outstanding includes shares issued in connection with the consummation of the Arrangement.

RISK FACTORS

        A purchase of our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before making a decision to invest in our common stock.

Risks Related to the Arrangement

The Arrangement will present challenges associated with integrating operations, personnel and other aspects of the companies and assumption of liabilities that may exist at ECU and which may be known or unknown by us.

        The results of the combined company following the Arrangement will depend in part upon our ability to integrate our business with ECU's business in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may result in significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. ECU has operated as a Québec corporation, with substantially all of its personnel and operations in Mexico, and we have not previously conducted mining operations in Mexico. The integration will require the dedication of significant management resources to become familiar with the Mexican operations and the culture of ECU, which may temporarily distract management's attention from the day-to-day operations of the businesses of the combined company. In addition, the combined company may adjust the way in which ECU has conducted its operations and utilized its properties, which may require retraining and development of new procedures and methodologies. The process of integrating operations and making such adjustments after the Arrangement could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. Employee uncertainty, lack of focus or turnover during the integration process may also disrupt the businesses of the combined company. Any inability of management to successfully integrate our operations and ECU's could have a material adverse effect on the business and financial condition of the combined company.

        In addition, the Arrangement will subject us to all environmental, contractual or other obligations and liabilities of ECU, some of which may be unknown. While we and our legal and financial advisors have conducted due diligence on ECU and its business, there can be no assurance that we are aware of all obligations and liabilities of ECU. These liabilities, and any additional risks and uncertainties related to ECU's business and to the Arrangement not currently known to us or that we may currently be aware of, but that prove to be more significant than assessed or estimated by us, could negatively impact the business, financial condition and results of operations of the combined company following consummation of the Arrangement.

We will incur significant transaction, combination-related and restructuring costs in connection with the Arrangement.

        We and ECU expect to incur transaction fees and other expenses related to the Arrangement totaling approximately $11.0 million, including financial advisors' fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and mailing costs. ECU expects to incur costs for executive bonuses and change of control payments related to the Arrangement totaling approximately Cdn$6.0 million (some of which is expected to be paid in our common stock). We also expect to incur significant costs associated with combining the operations of the two companies. It is difficult to predict the amount of these costs before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related and restructuring costs over time, we cannot assure that this net benefit will be achieved in the near term, or at all.

We may incur significant costs related to ECU's contractual arrangements that we don't currently anticipate.

        We may incur significant costs related to ECU's contractual arrangements that we don't currently anticipate. There may be ECU agreements with termination fees or pre-payment penalties, contracts with respect to which there are disputes and contractual obligations of which we are not currently aware, any of which could impose unanticipated costs on the combined company following completion of the Arrangement. If these events were to occur, the additional expenditures in connection with repayment of the term loan or other unanticipated costs would significantly reduce the amount of cash that we currently expect to have available for deployment at our El Quevar project, ECU's Velardeña project, or other properties in our exploration portfolio on the schedule we currently anticipate.

Our common stock price could be depressed by sales of shares by former ECU shareholders or our shareholders who sell their shares.

        Some former ECU stockholders may intend not to hold our common stock and some of our stockholders may decide to sell their shares following the Arrangement, particularly if the market reaction to the Arrangement is not favorable. If a significant number of our or former ECU stockholders seek to sell their shares of our common stock following completion of the Arrangement, the trading price of our common stock may be adversely affected. A decrease in the trading price of our common stock could impair the combined company's ability to raise capital through future sales of common stock.

The existence of a significant number of options and warrants may have a negative effect on the market price of our common stock.

        ECU had outstanding options and warrants to purchase shares of ECU common stock, which were replaced by the replacement stock options and the Replacement Warrants pursuant to the Arrangement. The replacement stock options consist of employee options to purchase 661,750 shares of our common stock at exercise prices ranging from Cdn$16.00 to Cdn$31.80, and expiring between September 2011 and October 2014, and Replacement Warrants consist of warrants to purchase 386,363 and 1,831,929 shares of Golden common stock, respectively, at exercise prices of Cdn$18.00 and Cdn$19.00, respectively, expiring in December 2011 and February 2014, respectively. The existence of securities available for exercise and resale is referred to as an "overhang," and, particularly if the options and warrants are "in the money," the anticipation of potential sales could exert downward pressure on the market price of our common stock.

Risks Related to our Business

We and ECU have both historically incurred operating losses and operating cash flow deficits and we expect that the combined company will continue to incur operating losses in the foreseeable future.

        We and ECU have a history of operating losses and we expect that the combined company will continue to incur operating losses unless and until such time as ECU's Velardeña project in Central Mexico, our El Quevar project in Argentina, or another of our exploration properties generates sufficient revenue to fund continuing operations of the combined company. None of the Company's properties is currently in commercial production. While ECU is currently in production at its Velardeña project, it is still considered to be a development stage company, as it has not determined that a sufficient portion of its mineral resources are economically exploitable and, accordingly, it has no mineral reserves. We do not expect that revenues generated by production at ECU's properties will exceed the expenses of the combined company for at least the next few years. In 2010, ECU suffered a decrease in cash during the year of Cdn$7.3 million, leaving cash and cash equivalents of only Cdn$344,826 at December 31, 2010, and we have extended a Cdn$15.0 million interest-free convertible loan to ECU to provide it with needed liquidity pending the closing of the Arrangement. We expect the combined company's operating expenses, capital expenditures and other expenses will increase in future years as we advance exploration, development and commercial production of the combined company's properties and any other properties that we may acquire. The amounts and timing of expenditures will depend on the progress of our efforts to expand production at the Velardeña project, advance our El Quevar project and continue exploration at these and other properties, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, if any, and our potential future acquisition of additional properties, in addition to other factors, many of which will be beyond our control. We expect that the advancement or development of the combined company's properties and any other properties we may acquire will require the commitment of substantial resources. There can be no assurance that the combined company will continue to generate revenues or will ever achieve profitability.

Our properties may not contain mineral reserves.

        None of our El Quevar project, ECU's Velardeña project or any of our other properties, has been shown to contain proven or probable mineral reserves. Expenditures made in the exploration and advancement of the properties of the combined company may not result in discoveries of commercially recoverable quantities of ore. Most exploration projects do not result in the discovery of commercially mineable ore deposits and we cannot assure you that any mineral deposit we identify will qualify as an ore body that can be legally and economically exploited or that any particular level of recovery of silver from discovered mineralization will in fact be realized.

        Micon International Limited ("Micon") has completed technical reports on our El Quevar property, which indicated the presence of "mineralized material," and on ECU's Velardeña properties, which indicated the presence of measured, indicated and inferred resources. Mineralized material, and measured, indicated and inferred resource figures based on estimates made by geologists are inherently imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling that may prove to be unreliable or inaccurate. We cannot assure you that these estimates will be accurate or that proven and probable mineral reserves will be identified at El Quevar, Velardeña or any of our or ECU's other properties. Even if the presence of reserves is established at a project, the economic viability of the project may not justify exploitation. We plan to spend significant amounts on the advancement of El Quevar and the expansion of the Velardeña project prior to establishing the economic viability of the project in a technical report compliant with NI 43-101.

        Estimates of reserves, mineral deposits and production costs can also be affected by such factors as governmental regulations and requirements, fluctuations in metals prices or costs of essential materials or supplies, environmental factors, unforeseen technical difficulties and unusual or unexpected geological formations. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results, sampling, feasibility studies or technical reports. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Silver or other minerals recovered in small scale laboratory tests may not be duplicated in large scale tests under on-site production conditions.

We expect that the combined company will continue to require substantial external financing to pay its operating and general and administrative expenses, continue the advancement of the Velardeña expansion and El Quevar projects, and fund its other exploration activities.

        We will be required to continue to raise substantial funds from external sources in order to pay our operating and general and administrative expenses, advance the Velardeña expansion and El Quevar projects, maintain our other exploration properties and continue our exploration activities, as we do not expect that cash generated by the Velardeña mining operations will be sufficient to fund these activities. If the Velardeña expansion or the El Quevar project proceeds to development and construction, we anticipate that we would need to raise additional capital during 2011. The size and capital costs for the Velardeña expansion or a possible mine and processing facilities at El Quevar have not been determined and would depend, among other things, on the results of our ongoing efforts to further define the Yaxtché deposit. We do not have a credit agreement in place that would finance development of either the Velardeña expansion or the El Quevar project, and believe that securing credit for these projects may be difficult given our limited history and the continuing volatility in global credit markets. Access to public financing has been negatively impacted by the volatility in the credit markets, which may impact the ability of the combined company to obtain equity or debt financing in the future and, if obtained, to do so on favorable terms. We cannot assure you that we will be able to obtain the necessary financing for the Velardeña expansion or the El Quevar project on favorable terms or at all. Failure to obtain sufficient financing may also result in the delay or indefinite postponement of exploration activities at our other properties.

The existence of secured indebtedness at ECU may limit the flexibility of the combined company to obtain additional financing and pursue certain business opportunities.

        Prior to the Arrangement, the Company had no indebtedness. At June 30, 2011, ECU had approximately $17.0 million of outstanding term loan indebtedness, bearing interest at an effective rate of 12.8% and requiring 30 monthly principal repayments of $553,951, commencing July 31, 2011 through maturity on December 31, 2013. The term loan is secured by a first mortgage covering substantially all of ECU's assets, including its mining properties and mills. This indebtedness may be prepaid prior to maturity, subject to a prepayment penalty equal to the greater of either the total interest for the immediately preceding three months or 3% of the outstanding term loan principal amount. If such indebtedness had been prepaid on June 30, 2011, the prepayment penalty would have been $498,556. ECU refinanced this indebtedness in early 2011 to extend the maturity on the loan from January 2012 to December 2013.

        The presence of secured indebtedness, particularly in a company with limited revenues, has important consequences to the combined company, including (i) making it more difficult to obtain additional financing, (ii) subjecting it to the risk that its assets may be foreclosed upon if it is unable to make required principal and interest payments, (iii) reducing cash flows available for development of properties, and (iv) making the combined company more vulnerable than competitors without debt to a downturn in business, the economy or commodity prices. The combined company's ability to service its debt will depend on its operating performance, which is affected by prevailing economic conditions that are outside of its control. If it is unable to support debt service from revenues from ECU's mining operations, the combined company may be forced to divert resources from the development of its other properties, which may have material adverse effects on its growth and future prospects.

The ECU properties could be subject to environmental and other regulatory risks, which the combined company will assume after the Arrangement and which could expose the combined company to significant liability and delay, and potentially the suspension or termination of exploration and development efforts.

        Mining is subject to federal, state and local environmental regulation in the jurisdictions where the mines are located. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.

        ECU's activities related to the Velardeña project are subject to regulation by SEMARNAT, the environmental protection agency of Mexico. Regulations require that an environmental impact statement, known in Mexico as a Manifestación de Impacto Ambiental, be prepared by a third-party contractor for submission to SEMARNAT. Studies required to support the Manifestación de Impacto Ambiental include a detailed analysis of soil, water, vegetation, wildlife, cultural resources and socio-economic impacts. The Manifestación is then published on SEMARNAT's web page and in its official gazette in a national and local newspaper. The Manifestación is discussed at various open hearings, including hearings in the local communities, at which third parties may voice their views. ECU is required to provide proof of local community support of the Manifestación as a condition to final approval. These requirements are applicable to permitting new facilities at ECU's operations and to expansion of ECU's existing facilities.

        Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. On January 28, 2011, Article 180 of the Mexican Federal General Law of Ecological Balance and Environmental Protection was amended. Among other things, this amendment extends the term during which an individual or entity having a legitimate interest may contest administrative acts, including environmental authorizations, permits or concessions granted, without the need to demonstrate the actual existence of harm to the environment, natural resources, flora, fauna or human health, making it sufficient to argue that the harm may be caused. Further, the amendment permits the contesting party to challenge a Manifestación de Impacto Ambiental through a variety of administrative or court procedures. As a result of the amendment, more legal actions supported or sponsored by non-governmental groups interested in halting projects may be filed against companies operating in all industrial sectors, including the mining sector. Mexican operations are also subject to the environmental agreements entered into by Mexico, the United States and Canada in connection with the North American Free Trade Agreement. Another initiative that has not yet been enacted, but is being analyzed by the Chamber of Deputies is one related to amendments to the Civil Federal Procedures Code ("CFPC"). This initiative consists of establishing three categories of collective actions, by means of which 30 or more people claiming injury resulting from, among other things, environmental harm, will be deemed to have a sufficient and legitimate interest in seeking, through a civil procedure, restitution, economic compensation or suspension of the activities from which the alleged injury derived. The initiative is expected to be approved by the Chamber of Deputies this year and the related provisions to become effective six months thereafter. If approved, the amendments to the CFPC may result in more litigation with plaintiffs seeking remedies, including suspension of the activities alleged to cause harm.

        Future changes in environmental regulation in the jurisdictions where the mines are located may adversely affect the operations of the combined company, make the operations of the combined company prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the properties in which we and ECU currently hold interests, or may hold interests in the future, that are unknown to us or ECU at present and that have been caused by us, ECU, or previous owners or operators, or that may have occurred naturally. The combined company may be liable for remediating any damage that ECU may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Insurance fully covering many environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available. In addition, U.S. or international legislative or regulatory action to address concerns about climate change and greenhouse gas emissions could negatively impact the operations of the combined company.

Title to ECU Properties may be defective or may be challenged.

        Under the laws of Mexico, mineral resources belong to the state, and government concessions are required to explore for or exploit mineral reserves. Mineral rights derive from concessions granted, on a discretionary basis, by the Ministry of Economy, pursuant to the Mexican mining law and regulations thereunder. ECU holds title to the Velardeña properties through these government concessions, but there is no assurance that title to the concessions comprising the Velardeña properties will not be challenged or impaired following the Arrangement. The Velardeña properties may be subject to prior unregistered agreements, interests or native land claims, and title may be affected by undetected defects. There may be valid challenges to the title of any of the claims comprising the Velardeña properties that, if successful, could impair development and/or operations with respect to such properties in the future. A defect could result in the combined company losing all or a portion of its right, title, and interest in and to the properties to which the title defect relates.

        Mining concessions in Mexico may be terminated if the obligations of the concessionaire are not satisfied, including obligations to explore or exploit the relevant concession, to pay any relevant fees, to comply with all environmental and safety standards, to provide information to the Ministry of Economy and to allow inspections by the Ministry of Economy. In addition to termination, failure to make timely concession maintenance payments and otherwise comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in reduction or expropriation of entitlements.

        Mining concessions give exclusive exploration and exploitation rights to the minerals located in the concessions, but do not include surface rights to the real property, such that ECU is required to negotiate the necessary agreements with surface landowners. Many of ECU's mining properties are subject to the Mexican ejido system requiring ECU to contract with the local communities surrounding the properties in order to obtain surface rights to land needed in connection with its mining operations or exploration activities. ECU's contract with the Velardeña Ejido, which provides surface rights to approximately 70% of the Velardeña properties, expires in December 2011. Negotiations to renew the contract have not yet begun and while ECU expects to be able to obtain a new contract providing the same surface rights as the existing contract, no assurances can be made that ECU will be able to do so on favorable terms or at all. The inability to extend these surface rights on favorable terms or otherwise could have a material adverse effect on the operations and financial condition of the combined company.

ECU is actively engaged in mining activities and there are significant hazards involved, not all of which are fully covered by insurance. To the extent the combined company must pay the costs associated with such risks, its business may be negatively affected.

        The operation of mines and conduct of exploration programs are subject to numerous risks and hazards, including, but not limited to, environmental hazards, industrial accidents, encountering unusual or unexpected geological formations, formation pressures, cave-ins, fires, power outages, labor disruptions, flooding, seismic activity, rock bursts, accidents relating to historical workings, landslides and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. Although the combined company will maintain insurance against risks inherent in the operation of its business in amounts that it considers to be reasonable, such insurance will contain exclusions and limitations on coverage, the combined company's insurance will not cover all potential risks associated with mining and exploration operations, and related liabilities might exceed policy limits. As a result of any or all of the forgoing, particularly if the facilities are older, the combined company could incur significant liabilities and costs that could adversely affect its results of operation and financial condition.

ECU's mining operations are located in Mexico and are subject to various levels of political, economic, legal and other risks with which we have limited or no previous experience.

        ECU's operations are conducted in Mexico, and, as such, ECU's operations are exposed to various levels of political, economic, legal and other risks and uncertainties, including military repression; extreme fluctuations in currency exchange rates; high rates of inflation; labor unrest; the risks of war or civil unrest; local acts of violence, including violence from drug cartels; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; acts of political corruption; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

        In the past, Mexico has been subject to political instability, changes and uncertainties, which have resulted in changes to existing governmental regulations affecting mineral exploration and mining activities. Mexico's status as a developing country may make it more difficult for the combined company to obtain any required financing for the expansion of the Velardeña mines or other projects in Mexico in the future.

        ECU's Mexican operations and properties are subject to a variety of governmental regulations governing health and worker safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development, protection of endangered and protected species and other matters. Specifically, ECU's activities related to the Velardeña project are subject to regulation by SEMARNAT, the environmental protection agency of Mexico, Comision Nacional del Agua, which regulates water rights, and Mexican mining laws. Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.

        ECU's mineral exploration and mining activities in Mexico may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions that increase the costs related to ECU's Mexican operations or the maintenance of its properties. Changes, if any, in mining or investment policies or shifts in political attitude may adversely affect ECU's operations and financial condition. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, currency remittance, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. Expansion of ECU's facilities will also be subject to the need to assure the availability of adequate supplies of water and power, which could be affected by government policy and competing operations in the area.

        The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the combined company's operations and financial condition.

        Future changes in applicable laws and regulations or changes in their enforcement or regulatory interpretation could negatively impact current or planned exploration and development activities on the Velardeña project or in respect of any other projects in which the combined company becomes involved in Mexico. Any failure to comply with applicable laws and regulations, even if inadvertent, could result in the interruption of exploration and development operations or material fines, penalties or other liabilities.

ECU's employees in Mexico are represented by a collective bargaining unit, and ECU is subject to Mexican regulations regarding labor and employment matters.

        ECU's employees in Mexico are represented by a collective bargaining unit, the Sindicato. ECU has two Sindicatos, one for the mine and a second for the plant. The current collective bargaining agreement expired in late June 2011. Salaries are negotiated annually, and labor contracts bi-annually. In addition to the negotiated terms of such agreement, relations between ECU and its employees may be affected by changes in regulations regarding labor relations that may be introduced by the Mexican authorities. Changes in such legislation or in the relationship between ECU and its employees may have a material adverse effect on the combined company's operations and financial condition.

The long-term cash flow and profitability of the combined company will be affected by changes in the prices of silver and other metals.

        The ability of the combined company to establish reserves and develop its exploration properties, and its profitability and long-term viability, depend, in large part, on the market prices of silver, zinc, lead, gold, copper and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

  •
  supply of, and demand for, silver, gold, zinc, lead, copper and other metals;

  •
  speculative activities and producer hedging activities;

  •
  expectations for inflation;

  •
  political and economic conditions; and

  •
  supply of, and demand for, consumables required for production.

        Future weakness in the global economy could increase volatility in metals prices or depress metals prices, which could in turn reduce the cash flow generated by the Velardeña project, or make it uneconomical for the combined company to continue its mining or exploration activities. Volatility or sustained price declines may also adversely affect the ability of the combined company to build its business.

Results from ECU's Velardeña project are subject to exchange control policies, the effects of inflation and currency fluctuations between the U.S. Dollar and the Mexican Peso.

        ECU's revenues are primarily denominated in U.S. dollars. However, operating costs of ECU's Velardeña project are denominated principally in Mexican pesos. These costs principally include electricity, labor, maintenance, local contractors and fuel. Accordingly, when inflation in Mexico increases without a corresponding devaluation of the Mexican peso, ECU's financial position, results of operations and cash flows could be adversely affected. The annual inflation rate in Mexico was 4.4% in 2010, 3.6% in 2009 and 6.5% in 2008. At the same time, the peso has been subject to significant devaluation, which may not have been proportionate to the inflation rate and may not be proportionate to the inflation rate in the future. The value of the peso increased by 5.4% and 3.5% in 2010 and 2009, respectively, and decreased by 24.5% in 2008. In addition, fluctuations in currency exchange rates may have a significant impact on our financial results. There can be no assurance that the Mexican government will maintain its current policies with regard to the peso or that the peso's value will not fluctuate significantly in the future. The imposition of exchange control policies could impair ECU's ability to meet its U.S. dollar-denominated obligations, including payments on its debt. We cannot assure you that currency fluctuations, inflation and exchange control policies will not have an adverse impact on the financial condition, results of operations, earnings and cash flows of the combined company.

If the combined company is unable to obtain all of its required governmental permits or obtain property rights on favorable terms or at all, its operations could be negatively impacted.

        Future operations of the combined company, including the new tailings facility at and potential expansion of the Velardeña project, the advancement of the El Quevar project, and other exploration and potential development activities, will require additional permits from various governmental authorities. Operations of the combined company are and will continue to be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, mining royalties and other matters. The combined company may also be required to obtain certain property rights to access or use its properties. Obtaining or renewing licenses and permits, and acquiring property rights, can be complex and time-consuming processes. There can be no assurance that the combined company will be able to acquire all required licenses, permits or property rights on reasonable terms or in a timely manner, or at all, and that such terms will not be adversely changed, that required extensions will be granted, or that the issuance of such licenses, permits or property rights will not be challenged by third parties. Delays in obtaining or a failure to obtain any licenses, permits or property rights or any required extensions; challenges to the issuance of licenses, permits or property rights, whether successful or unsuccessful; changes to the terms of licenses, permits or property rights; or a failure to comply with the terms of any licenses, permits or property rights that have been obtained, could have a material adverse effect on the business of the combined company by delaying or preventing or making continued operations economically unfeasible.

ECU owns its interest in one of its properties in a 50-50 joint venture and is therefore unable to control all aspects of exploration and development of this property.

        ECU holds one of its properties in a 50-50 joint venture with Golden Tag Resources Ltd. This interest in this property is subject to the risks normally associated with the conduct of joint ventures. A disagreement between joint venture partners on how to conduct business efficiently, the inability of joint venture partners to meet their obligations to the joint venture or third parties, or litigation arising between joint venture partners regarding joint venture matters could have a material adverse effect in the viability of ECU's interests held through the joint venture. In 2009, ECU received a notice of arbitration from its joint venture partner. The dispute was settled in September 2010, and resulted in an increase in ECU's mining property costs of Cdn$61,000.

Risks Related to our Common Stock

The market price for our common stock may be particularly volatile given our small and thinly traded public float and limited operating history.

        Our common stock is listed on the TSX and NYSE Amex. The market for our common stock has been relatively illiquid and characterized by significant price volatility when compared to more seasoned issuers. We expect that our stock price could continue to be more volatile than that of a seasoned issuer for the indefinite future. The potential volatility in our stock price may be attributable to a number of factors. For example, our common stock is thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of stock by our stockholders may disproportionately influence the price of that stock either upward or downward. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock is sold in the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. In addition, we may be viewed as a speculative investment due to our limited operating history as Golden Minerals Company and our status as a successor to a corporation recently emerged from bankruptcy. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares in the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common stock, regardless of our operating performance.

        We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain market prices at or near the offering price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

        In addition, the market price of our common stock could be subject to wide fluctuations in response to:

  •
  results of our drilling activities and proposed feasibility study at the El Quevar project;

  •
  results of our drilling activities at exploration properties other than El Quevar;

  •
  quarterly variations in our revenues, if any, and operating expenses;

  •
  volatility in metal prices;

  •
  the operating and stock price performance of other companies that investors may deem comparable to us;

  •
  political developments in the foreign countries in which our properties, or properties for which we perform services, are located; and

  •
  news reports relating to trends in our industry or general economic conditions.

        Stock markets have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

We do not anticipate paying a dividend in the foreseeable future.

        We anticipate that we will not pay cash dividends on our common stock in the foreseeable future.

We have a large number of authorized but unissued shares of our common stock which may lead to the dilution of our common stock.

        We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and in other transactions, without obtaining stockholder approval, unless required by applicable law or stock exchange rules. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position may be diluted without your further ability to vote on that transaction.

 USE OF PROCEEDS

        This prospectus relates to the sale of up to 2,218,292 shares of common stock of the Company issuable upon exercise of the Replacement Warrants. The February 2009 Replacement Warrants entitle the holder to purchase shares of our common stock at a price of Cdn$19.00 per share. The December 2009 Replacement Warrants entitled the holder to purchase shares of our common stock at a price of Cdn$18.00 per share. The Replacement Warrants were issued on September 2, 2011 in connection with the consummation of the Arrangement between the Company and ECU. Please see our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 29, 2010 for additional information regarding the Arrangement. Pursuant to the terms of the Arrangement Agreement, we agreed to register the issuance of the shares of our common stock issuable upon exercise of the Replacement Warrants. This prospectus supplement is filed in connection with this registration obligation.

        If all Replacement Warrants are exercised, we will receive gross proceeds of approximately Cdn$41,761,185. However, there can be no assurance that the Replacement Warrants will be exercised in whole or in part or, therefore, that we will receive any proceeds. If any of the Replacement Warrants are exercised, we intend to use the net proceeds from the exercise price of such Replacement Warrants for the exploration and development of our properties, working capital and general corporate purposes.

 PRICE RANGE OF SHARES OF COMMON STOCK

        Our common stock is traded on the NYSE Amex under the symbol "AUMN" and on the TSX under the symbol "AUM." As of September 2, 2011, following consummation of the Arrangement, 31,419,994 shares of common stock were outstanding, and we had approximately 610 shareholders of record. On September 1, 2011, the closing price per share was $13.78 on the NYSE Amex and Cdn$13.44 on the TSX ($13.78 as converted into U.S. dollars).

        The following table sets forth, for the periods indicated, the reported high and low market closing prices per share of our common stock traded on the respective exchanges.

	NYSE Amex (AUMN)		Toronto Stock Exchange (AUM)
	High	Low	High	Low
	($)		(Cdn.$)
2011
First Quarter	$27.40	$17.78	$27.30	$17.54
Second Quarter	25.95	16.26	24.55	15.69
Third Quarter (through September 1, 2011)	18.82	11.28	18.01	11.17
2010
First Quarter	$8.40	$7.66	$15.65	$7.93
Second Quarter	9.60	7.01	9.78	7.70
Third Quarter	16.15	6.83	16.66	7.42
Fourth Quarter	28.90	17.05	29.79	17.57
2009
Third Quarter	$—	$—	$7.06	$3.11
Fourth Quarter	—	—	11.01	5.60

        Prior to the commencement of trading on NYSE Amex on March 19, 2010, our common stock traded in interdealer and over-the-counter transactions, and price quotations have been available in the "pink sheets" under the symbol "GDMN." The following table sets forth the high and low sales prices per share and volume traded as reported by The Pink Sheets LLC at www.pinksheets.com. Although the prices and volumes have been obtained from a source believed to be reliable, no assurances can be given with respect to the accuracy of such prices and volumes. In addition, such prices reflect interdealer prices which may not include retail mark-up, mark down or commission, and may not necessarily represent actual transactions.

	The Pink Sheets (GDMN)
	High	Low
2010
First Quarter	$16.00	$7.70

 THE COMPANY

Overview

        We are a mineral exploration company with a diversified portfolio of precious metals and other mineral exploration properties located in or near certain traditional precious metals producing regions of Mexico and South America. Our management team is comprised of experienced mining professionals with extensive expertise in mineral exploration, mine construction and development, and mine operations. We are based in Golden, Colorado and maintain exploration offices in Argentina, Mexico, Peru and Chile.

        We are currently focused on advancement of our 100% controlled El Quevar silver project in northwestern Argentina and are engaged in additional drilling, metallurgical analysis and other advanced exploration work at El Quevar. In addition to El Quevar, we own and control a portfolio of approximately 45 exploration properties located primarily in Mexico and South America. Our 100% controlled Zacatecas silver and base metals project in Mexico is in an advanced stage of exploration, with six separate target areas on which we are currently conducting exploration activities, including drilling at the Adriana, San Manuel-San Gil, and the Pánuco targets. We also have reconnaissance properties on which we are conducting preliminary sampling and geological analysis to determine the best potential areas for more detailed exploration. See "The Company—Recent Developments." We are engaged in additional drilling, metallurgical analysis, permitting, and other advanced exploration work at El Quevar.

  El Quevar

        Our El Quevar silver project is located near Nevado Peak in the San Antonio de los Cobres municipality, Salta province, in the Altiplano region of northwestern Argentina.

        The Yaxtché deposit is one of three primary targets currently identified at the El Quevar project. As of July 1, 2011, we have completed approximately 80,270 meters of diamond drilling in 330 drill holes. Of these holes, 227 were drilled to test the main Yaxtché zone for potential mineralization, with about 70% of the holes intersecting significant silver mineralization. Our work indicates that the Yaxtché central zone is at least 650 meters in strike length, with other drilling results to the east and west indicating a total length of more than 1,500 meters, and between 40 to 150 meters in width. Our drilling further indicates that the silver mineralization is continuous laterally and to depths of 350 meters below surface in the main area.

        As of July 1, 2011, we have also completed more than 820 meters of development drifting at El Quevar and have advanced approximately 600 meters along strike in the central Yaxtché zone. The drifting has encountered more than 40 mineralized structures believed to be tension faults that were not anticipated in the current modeling of the El Quevar deposit, in which mineral concentrations are modeled to follow the alteration envelope. Although the structures are narrow, generally less than a quarter of a meter in width, results from detailed sampling show that the structures tend to be of substantial grade, typically in excess of one kilogram per tonne of silver. We are conducting uniform channel sampling of the structures and the alteration envelope. Our evaluation of the features seen in the development drift should contribute to the understanding of these newly discovered structures and provide further information regarding confirmation of the mine model. We decided to delay completion of a National Instrument 43-101 compliant Preliminary Economic Assessment and a planned mid-year 2011 resource update to allow further work to assess the impact that these newly discovered structures may have on the mining plan and global El Quevar resource.

        Our preliminary evaluation of the data from the underground drifting, along with the recent surface drilling data, suggests that the deposit may be amenable to bulk mining. This could include a potential open pit on the east and central areas of the Yaxtché zone, along with bulk underground mining in the west Yaxtché zone. As a result of the continuing evaluation of open pit mining of the east and central Yaxtché zone, we have decided to suspend at this time further continuation of the underground exploration drift, which we expect would be in the pit if we were to proceed with open pit mining. We plan to obtain additional geologic information required for the east and central Yaxtche by underground drilling from the existing drift.

        In addition to further in-fill drilling on the Yaxtché deposit, we have completed a first-phase drill program on the ManiSub target, which is located approximately 500 meters southwest of the Yaxtché deposit, and may also conduct additional drilling on the Carmen target, located approximately 500 meters north of the Yaxtché deposit.

  Velardeña

        The Velardeña project is comprised of the Velardeña, Chicago and San Diego properties, located in Durango, Mexico. In 2010, the mines on the Velardeña Properties produced approximately 380,000 ounces of silver, 10,000 ounces of gold, 182,000 pounds of zinc, and 155,000 pounds of lead. In the first quarter of 2011, the mines on the Velardeña Properties produced approximately 79,000 ounces of silver, 1,900 ounces of gold, 43,000 pounds of zinc, and 47,000 pounds of lead. We are currently developing a plan for grade control in the mines that could improve the grade of ore processed through the oxide plant.

Recent Developments

Plan of Arrangement with ECU

        On September 2, 2011, we completed the Arrangement with ECU, which sets forth the terms under which we acquired all of ECU's common shares in accordance with the Plan of Arrangement, approved by the Québec Court on August 31, 2011. The Arrangement Agreement and Plan of Arrangement provide that ECU shareholders will receive 0.05 shares of our common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Arrangement. In addition, in connection with the consummation of the Arrangement, we issued new options to purchase our common stock in exchange for all outstanding options to purchase ECU common shares, and Replacement Warrants for all outstanding warrants to purchase ECU common shares. Consummation of the Arrangement pursuant to the Plan of Arrangement resulted in our paying an aggregate of approximately Cdn$125,000 in cash and issuing a total of approximately 16.0 million new shares of our common stock, not including up to approximately 2.9 million new shares of our common stock that will be issuable upon the exercise of replacement options and the Replacement Warrants and 113,208 shares of our common stock that were issued, in the aggregate, in satisfaction of certain ECU change of control payments.

PRINCIPAL STOCKHOLDERS

        The following table shows the amount of our common stock beneficially owned as of September 2, 2011, and as adjusted to reflect the issuance of 2,218,292 shares of our common stock assuming all the Replacement Warrants were exercised. A person is a "beneficial owner" of a security if that person has or shares voting or investment power over the security or if he has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares of common stock listed. Percentage computations are based on 31,419,994 shares of our common stock outstanding as of September 2, 2011. This includes shares issued in connection with the consummation of the Arrangement. As of September 2, 2011, there were approximately 610 holders of record of our common stock.

	Beneficial Ownership as of September 2, 2011		Beneficial Ownership Immediately after the Consummation of this Offering
Directors, Executive Officers and 5% Stockholders of Golden Minerals(1)	Number	Percentage	Number	Percentage
Gilder, Gagnon, Howe & Co. LLC(2)	3,196,711	10.2%	3,196,711	9.5%
Sentient Executive GP III, Limited(3)	2,939,790	9.4%	2,939,790	8.7%
Jeffrey G. Clevenger(4)	238,756	*	238,756	*
W. Durand Eppler(5)	33,244	*	33,244	*
Ian Masterton-Hume(6)	22,244	*	22,244	*
Kevin R. Morano(7)	22,244	*	22,244	*
Terry M. Palmer(8)	23,244	*	23,244	*
David H. Watkins(9)	27,844	*	27,844	*
Michael T. Mason (10)	4,250	*	4,250	*
Robert B. Blakestad(11)	63,606	*	63,606	*
Jerry W. Danni(12)	65,874	*	65,874	*
Deborah J. Friedman(13)	50,100	*	50,100	*
Robert P. Vogels(14)	58,830	*	58,830	*
Directors and Executive Officers as a group (11 persons)(15)	610,236	1.9%	610,236	1.8%

*
The percentage of common stock beneficially owned is less than 1%.

(1)
The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

(2)
This information is based on a Schedule 13G/A filed on February 14, 2011 by Gilder, Gagnon, Howe & Co. LLC ("Gilder"). Gilder beneficially owns 3,196,711 shares of our common stock. The shares reported include 2,682,086 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 478,105 shares held in accounts owned by the partners of Gilder and their families, and 36,520 shares held in the account of the profit sharing plan of Gilder. Gilder lists the address of its principal offices as 3 Columbus Circle, 26th Floor, New York, NY 10019.

(3)
This information is based on a Schedule 13D/A filed on October 27, 2010 by Sentient Global Resources Fund III, L.P. ("Fund III"), SGRF III Parallel I, L.P. ("Parallel I"), and Sentient Executive GP III, limited ("Sentient Executive"). Fund III beneficially owns 2,673,371 shares of our common stock and Parallel I beneficially owns 266,419 shares of our common stock. Sentient Executive is the general partner of the general partner of Fund III and Parallel I and makes the investment decisions for those entities. Fund III and Parallel I are both Cayman Islands limited partnerships. The sole general partner of each is Sentient GP III, LP, which is a Cayman Islands limited partnership ("GP III"). The sole general partner of GP III is Sentient Executive, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link and Susanne Sesselman are the directors of Sentient Executive. The address of the principal offices of Fund III, Parallel I, GP III and Sentient Executive is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(4)
Consists of 180,056 shares of common stock held directly; 55,500 stock options, all of which are vested; and 3,200 shares of common stock owned by Mr. Clevenger's spouse for which he disclaims beneficial ownership.

(5)
Consists of 18,000 shares of common stock held directly, 12,182 restricted stock units, all of which are vested; and 3,062 stock options, all of which are vested.

(6)
Consists of 7,000 shares of common stock held directly; 12,182 restricted stock units, all of which are vested; and 3,062 stock options, all of which are vested.

(7)
Consists of 7,000 shares of common stock held directly; 12,182 restricted stock units, all of which are vested; and 3,062 stock options, all of which are vested.

(8)
Consists of 8,000 shares of common stock held directly; 12,182 restricted stock units, all of which are vested; and 3,062 stock options, all of which are vested.

(9)
Consists of 12,600 shares of common stock held directly; 12,182 restricted stock units, all of which are vested; and 3,062 stock options, all of which are vested.

(10)
Consists of 4,250 shares of common stock held directly.

(11)
Consists of 48,607 shares of common stock held directly and 15,000 stock options, all of which are vested.

(12)
Consists of 47,875 shares of common stock held directly and 18,000 stock options, all of which are vested.

(13)
Consists of 40,100 shares of common stock held directly and 10,000 stock options, all of which are vested.

(14)
Consists of 43,831 shares of common stock held directly and 15,000 stock options, all of which are vested.

(15)
Consists of 42,516 shares of common stock held directly, 60,910 vested restricted stock units, and 128,810 vested stock options.

DESCRIPTION OF COMMON STOCK

        The following information describes our common stock and provisions of our Amended and Restated Certificate of Incorporation and Bylaws. This description is only a summary. You should also refer to our Amended and Restated Certificate of Incorporation, as amended, and Bylaws that have been filed with the SEC.

Authorized Capital

        Our authorized capital stock consists of:

  •
  100,000,000 shares of common stock, par value $0.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $0.01 per share.

        As of September 2, 2011, following consummation of the Arrangement, we have 31,419,994 shares of common stock issued and outstanding, and we have not issued any shares of preferred stock. The number of shares of common stock outstanding includes shares issued in connection with the consummation of the Arrangement.

Voting Rights

        Each holder of our common stock is entitled to one vote per share. Subject to the rights of the holders of any preferred stock that we may issue, all voting rights are vested in the holders of shares of our common stock. Holders of shares of common stock will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Rights upon Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of outstanding preferred stock, if any, have received their liquidation preferences in full.

No Preemptive or Similar Rights

        Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of common stock or any other class or series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our Amended and Restated Certificate of Incorporation, as amended, does not provide its stockholders with any preemptive or similar rights.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is traded on the NYSE Amex under the symbol "AUMN" and on the TSX under the symbol "AUM." The listing of our common stock on the NYSE Amex and the TSX is subject to fulfillment of all of the listing requirements of the NYSE Amex and TSX, respectively.

PLAN OF DISTRIBUTION

        The 2,218,292 shares of common stock of the Company registered pursuant to this prospectus supplement are issuable upon exercise from time to time of the Replacement Warrants. To the extent that any of the shares of common stock of the Company registered under this prospectus supplement are issued to the holders of the Replacement Warrants, such shares will be issued directly to such holders without the use of underwriters or agents.

        The common shares registered by this prospectus supplement will be listed on the NYSE Amex and have been conditionally approved for listing on the TSX, subject to the Company fulfilling the listing requirements of the TSX.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the material United States federal income tax consequences to non-U.S. holders (defined below) of the acquisition, ownership and disposition of the shares of common stock purchased upon exercise of the Replacement Warrants.

        As used herein, "non-U.S. holders" are beneficial owners of the shares of our common stock purchased in the Offering, other than entities or arrangements treated as partnerships for U.S. federal income tax purposes ("Partnerships"), that are not U.S. holders. "U.S. holders" are beneficial owners of the shares of our common stock that are, for United States federal income tax purposes, (1) citizens or individual residents of the United States, (2) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to United States federal income taxation regardless of its source, or (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) an election is in effect under applicable United States Treasury regulations to be treated as a U.S. person.

        If a Partnership is a beneficial owner of the shares of our common stock purchased upon exercise of the Replacement Warrants, the treatment of a partner in the Partnership will generally depend upon the status of the partner and upon the activities of the Partnership. Partnerships and partners in such Partnerships should consult their own tax advisors about the United States federal income tax consequences of owning and disposing of shares of our common stock.

        This summary does not describe all of the tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. For example, it does not deal with special classes of non-U.S. holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, passive foreign investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. This summary is limited to holders that hold our shares of common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment purposes). It does not discuss the tax consequences of the ownership and disposition of shares of our common stock purchased upon exercise of the Replacement Warrants and held as part of a hedge, straddle, conversion, "synthetic security" or other integrated transaction. This summary also does not address the tax consequences to (i) persons that have a functional currency other than the U.S. dollar, (ii) certain U.S. expatriates or (iii) stockholders or beneficiaries of a holder of such shares of common stock. Further, it does not include any description of any alternative minimum tax consequences, estate tax consequences, or the tax laws of any state or local government or of any foreign government that may be applicable to such shares of common stock. This summary is based on the Code, the United States Treasury regulations promulgated thereunder, the U.S.-Canada tax treaty, and administrative and judicial decisions, all as in effect on the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of the acquisition, ownership and disposition of such shares of common stock.

        YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY, ESTATE, GIFT, TRANSFER AND ANY OTHER TAX CONSEQUENCES (INCLUDING ANY ASSOCIATED REPORTING REQUIREMENTS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE EFFECT OF ANY TREATIES ON THE FOREGOING OR OTHERWISE.

Our Common Stock

        The rules governing United States federal income taxation of the acquisition, ownership and disposition by a non-U.S. holder of shares of our common stock are complex and no attempt is made herein to provide more than a summary of such rules.

Acquisition of our common stock upon Exercise of Replacement Warrants

        A non-U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon the cash exercise of a Replacement Warrant. A non-U.S. Holder's tax basis in the Golden Stock received on a cash exercise of a Replacement Warrant will equal the sum of the non-U.S. Holder's tax basis in the Replacement Warrant plus the cash paid to exercise the Replacement Warrant. The holding period of the common stock received on the cash exercise of a Replacement Warrant should begin on the date of exercise, or possibly the day after exercise.

Distributions

        If distributions are paid on shares of our common stock, the distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent a distribution with respect to your shares of our common stock exceeds our current and accumulated earnings and profits but does not exceed your adjusted tax basis of your shares of our common stock, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares of our common stock. Any distribution in excess of your adjusted tax basis of your shares of our common stock will constitute gain from the sale or exchange of the shares of our common stock, the treatment of which is described below under the section entitled "—Sale or Exchange of Shares of Common Stock." Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. U.S. withholding tax on dividends paid to an individual non-U.S. Holder who is resident of Canada for purposes of the U.S.-Canada income tax treaty is generally reduced to 15% pursuant to the U.S.-Canada tax treaty. If a dividend is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if an applicable tax treaty requires, is also attributable to a United States permanent establishment maintained by such non-U.S. holder), the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below). Instead, such dividends will be subject to United States federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits for the taxable year.

        Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

        To claim the benefit of a tax treaty or to claim exemption from withholding on the ground that income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed form, generally on Internal Revenue Service Form W-8BEN for treaty benefits or Form W-8ECI for effectively connected income, or such successor forms as the Internal Revenue Service designates, prior to the payment of dividends. These forms must be periodically updated. Non-U.S. holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Exchange of Shares of Common Stock

        A non-U.S. holder generally will not be subject to United States federal income tax and, in certain cases, withholding tax on the sale, exchange or other disposition of shares of our common stock purchased upon exercise of the Replacement Warrants unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder (and, if an applicable tax treaty requires, is also attributable to a United States permanent establishment maintained by such non-U.S. holder), (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 or more days (as calculated for United States federal income tax purposes) during the taxable year of the disposition, and certain other conditions are satisfied, or (3) we are or have been a "U.S. real property holding corporation," or "USRPHC," as defined for United States federal income tax purposes. Generally, a U.S. corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the fair market value of its real property and trade or business assets. We believe that we currently are not a USRPHC, and do not expect to become a USRPHC in the foreseeable future. If a gain realized by a non-U.S. holder is described in clause (1), such holder generally will be taxed on any net gain derived from a sale at capital gains rates. If the stock disposed of by the non-U.S. Holder has a holding period in the hands of the non-U.S. Holder that exceeds one year, such gain will be subject to tax at long term capital gains rates, which are currently graduated rates with a maximum of 15%, and if not, such gain will generally be subject to tax at short term capital gains rates, which are currently graduated rates with a maximum of 35%. The maximum rates applicable to both short-term and long-term capital gains are currently scheduled to sunset for taxable years beginning after December 31, 2012, after which the maximum rates are scheduled to be 39.6% and 20%, respectively. If an individual non-U.S. holder is described in clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (even though such individual is not considered a resident of the United States). In addition, if gain realized by a corporate non-U.S. holder is described in (1) above, such corporate non-U.S. holder may be subject to an additional branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

        Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding Tax

        Information reporting and backup withholding (currently at a 28% rate for 2011 and 2012) may apply to dividends paid with respect to our common stock and to proceeds from the sale, exchange or other disposition of our common stock. In certain circumstances, non-U.S. holders may avoid information reporting and backup withholding if they certify under penalties of perjury as to their status as non-U.S. holders or otherwise establish an exemption and certain other requirements are met. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally may be refunded or credited against the non-U.S. holder's United States federal income tax liability, if any, provided that an appropriate claim is timely filed with the Internal Revenue Service.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NON-U.S. HOLDER'S PARTICULAR SITUATION. NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON

STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

INTEREST OF NAMED EXPERTS AND COUNSEL

        Davis Graham & Stubbs LLP ("DGS") has provided a legal opinion with respect to the validity of the shares of common stock being registered pursuant to this prospectus supplement. Deborah Friedman, the Company's Senior Vice President, General Counsel and Corporate Secretary, is a partner with DGS and devotes approximately half her time to serve as our Senior Vice President, General Counsel and Corporate Secretary and approximately half her time to her legal practice at DGS. We pay a monthly flat fee of $13,333 to the firm for the approximately one-half of her time that is devoted to us and pay her customary hourly rate to the firm for any time spent by Ms. Friedman in excess of that threshold. In addition, under our 2009 Equity Incentive Plan we have awarded to Ms. Friedman 37,600 shares of restricted common stock and options to purchase up to 10,000 shares of common stock at an exercise price of $8.00 per share.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011;

  •
  Current Reports on Form 8-K as filed with the SEC on April 18, 2011 (as amended on April 20, 2011); May 23, 2011; June 24, 2011; June 30, 2011; July 19, 2011; August 24, 2011 and August 30, 2011, and the Company's Amended Current Report on Form 8-K/A as filed with the SEC on April 22, 2011; and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the SEC under Section 12(b) of the Exchange Act (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus supplement is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference herein modifies or supersedes such statement.

        Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

  Golden Minerals Company
  350 Indiana Street, Suite 800
  Golden, Colorado 80401
  Attention: Executive Vice President
  Telephone: (303) 839-5060

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus do not contain all of the information included in the related registration statement on Form S-3. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. In addition, statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. See "Where You Can Find More Information" in the accompanying prospectus for information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy our Form S-3 registration statement and any reports, statements or other information that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

        We also file reports, statements or other information with the Alberta, British Columbia, and Ontario Securities Commissions. Copies of these documents that are filed through the System for Electronic Document Analysis and Retrieval, or "SEDAR," of the Canadian Securities Administrators are available at its web site http://www.sedar.com.

PROSPECTUS

$150,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Rights
Units
Depositary Shares

        Golden Minerals Company ("Golden Minerals," "we," "us," or "our") may offer and sell from time to time up to $150,000,000 million of our senior and subordinated debt securities, common stock, $0.01 par value, preferred stock, $0.01 par value, warrants to purchase any of the other securities that may be sold under this prospectus, rights to purchase common stock, preferred stock and/or senior or subordinated debt securities, depositary shares, units consisting of two or more of these classes or series of securities and securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.

        We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

        We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

        Our common stock is listed on the NYSE Amex LLC ("Amex") under the symbol "AUMN". On July 19, 2010, the last reported sales price of our common stock on the Amex was $7.42 per share. Our common stock is also listed on the Toronto Stock Exchange ("TSX") under the symbol "AUM". The closing price for our common stock on July 19, 2010, as quoted on the TSX was Cdn$7.81. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Amex or any securities exchange of the securities covered by the prospectus supplement.

        The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2010.

As used in this prospectus, the terms "Golden Minerals," "we," "our," "ours" and "us" may, depending on the context, refer to Golden Minerals Company or to one or more of Golden Minerals Company's consolidated subsidiaries or to Golden Minerals Company and its consolidated subsidiaries, taken as a whole. When we refer to "shares" throughout this prospectus, we include all rights attaching to our common stock under any shareholder rights plan then in effect.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investor Info" section of our website at www.goldenminerals.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

  •
  Current Reports on Form 8-K filed on April 14, 2010, June 3, 2010 and June 9, 2010; and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the SEC under 12(b) of the Securities Exchange Act of 1934 (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

        Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

    Golden Minerals Company
    350 Indiana Street, Suite 800
    Golden, Colorado 80401
    Attention: Secretary
    Telephone: (303) 839-5060

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements include statements relating to our plans, expectations and assumptions concerning the El Quevar project, the timing and budget for exploration of our portfolio of exploration properties, our expected cash needs, and statements concerning our financial condition, operating strategies and operating and legal risks.

        We use the words "anticipate," "continue," "likely," "estimate," "expect," "may," "could," "will," "project," "should," "believe" and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors described under "Risk Factors" in this prospectus and other factors set forth in this prospectus, including:

  •
  Risks related to the El Quevar project in Argentina, including results of future exploration, economic viability, delays and increased costs associated with the feasibility study, results of the feasibility study and our ability to raise the necessary capital to finance advancement of the El Quevar project;

  •
  Results of future exploration at our exploration portfolio properties;

  •
  Changes in target drilling program expenses and priorities;

  •
  Worldwide economic and political events affecting the market prices for silver, gold and other minerals that may be found on our exploration properties; and

  •
  Political and economic instability and developments in Argentina, Chile, Mexico, Peru and other countries in which we conduct our business.

        Many of these factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

        Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

        All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

 THE COMPANY

        We are a mineral exploration company with a diversified portfolio of precious metals and other mineral exploration properties located in or near the traditional precious metals producing regions of Mexico and South America.

        We are currently focused on advancement of our 100% controlled El Quevar silver project in northwestern Argentina. From the inception of our exploration activities at El Quevar in 2004 through December 31, 2009, we have spent approximately $12.8 million on exploration and related activities at El Quevar. Based on an independent technical report completed in January 2010, there are an estimated 866,000 tonnes of mineralized material at an average silver grade of approximately 412 grams per tonne. We are engaged in construction of an underground drift, additional drilling, metallurgical analysis and other advanced exploration work at El Quevar, as well as preparation of a feasibility study.

        In addition to El Quevar, we own or control a portfolio of approximately 30 exploration properties located primarily in Mexico and South America. Our 100% controlled Zacatecas silver and base metals project in Mexico is at an intermediate stage of exploration, with four separate target areas on which we are currently conducting exploration activities. We are also preparing to drill or currently conducting drilling programs to explore several of our other projects.

        Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. Our telephone number is (303) 839-5060. We also maintain exploration offices in Argentina, Mexico and Peru. We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus

RISK FACTORS

        An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2009 and those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read "Cautionary Statement Regarding Forward-Looking Statements." As a result of the termination of our Management Services Agreement in June 2010, we have included the additional risk factor set forth below.

Following the termination of our agreement to manage the San Cristóbal mine, we have no revenues and we will require external financing to continue the advancement of El Quevar following completion of the feasibility study and to continue our other activities.

        Since our incorporation in March 2009, our revenues have consisted primarily of the management fees paid to us under the Management Services Agreement dated March 24, 2009 under which we managed the San Cristóbal mine in Bolivia for Sumitomo Corporation. Effective June 30, 2010, our management services were terminated and we received payment of the material amounts remaining to be paid to us under that agreement. We do not currently anticipate that we will seek or obtain other mine management services agreements in the future, and thus do not expect to receive future revenue from the performance of mine management services.

        Unless and until we commence production at the El Quevar project or acquire a producing mine, we will be required to continue to raise funds from external sources in order to pay our general and administrative expenses, advance the El Quevar project following completion of the feasibility study anticipated in late 2010, maintain our exploration properties and continue our exploration efforts. Failure to obtain sufficient external financing may result in the delay or indefinite postponement of the further advancement of the El Quevar project following completion of the feasibility study and of exploration at our other properties. We cannot assure you that we will be able to obtain the necessary financing on favorable terms or at all.

RATIO OF EARNINGS TO FIXED CHARGES

        We were incorporated in March 2009 and are the successor to Apex Silver Mines Limited ("Apex Silver") for purposes of reporting under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the purpose of calculating our ratio of earnings to fixed charges, we have not included the performance of Apex Silver for the periods prior to and including March 24, 2010, the date on which Apex Silver's assets were transferred to us.

        The ratio of fixed charges is determined by dividing earnings by fixed charges. For this purpose, "earnings" consist of the sum of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges and amortization of capital interest less interest capitalized. "Fixed charges" consist of interest expensed and capitalized (net of Accounting Standards Codification 740 adjustments), amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense.

        For the 282-day period ended December 31, 2009 and the six months ended June 30, 2010, we had neither fixed charges nor earnings.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds for general corporate purposes and working capital; to advance the exploration and development of the El Quevar project, including additional exploration of the El Quevar property and commencement of development and construction if the results of the El Quevar feasibility study are favorable; and to advance our portfolio of exploration properties.

PLAN OF DISTRIBUTION

        We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings.

        From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

        With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

        We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

  •
  the name or names of underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds the issuer will receive from the sale;

  •
  any underwriting discounts, commissions, and other items constituting underwriters' compensation;

  •
  any commissions paid to agents;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

  •
  underwritten offerings;

  •
  block transactions (which may involve crosses) and transactions on the NYSE Amex or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

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  any other method permitted pursuant to applicable law.

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

        We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.

        The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

        The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

  •
  the date or dates, or the method of determining the dates, on which the debt securities will mature;

  •
  the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

  •
  if a debt security is issued with original issue discount, the yield to maturity;

  •
  the places where payments may be made on the debt securities;

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  any mandatory or optional redemption provisions applicable to the debt securities;

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  any sinking fund or analogous provisions applicable to the debt securities;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

  •
  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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  any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

  •
  if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the method of determining the amount of any payments on the debt securities which are linked to an index;

  •
  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons;

  •
  or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  •
  whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

  •
  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. Debt securities may bear legends required by United States federal tax law and regulations.

        If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

        If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

        In the event of any redemption in part of any class or series of debt securities, we will not be required to:

  •
  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

  •
  if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption, and

  •
  if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption;

  •
  register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

  •
  exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

        We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

        All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

        Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after they deliver to the trustee a certificate which states that the portion:

  •
  is not beneficially owned by a United States person;

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  has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

  •
  if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

        The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

        "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

        Bearer Securities.    The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

        U.S. Book-Entry Securities.    Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

        Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

  •
  will not be entitled to have the debt securities registered in their names;

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  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

        We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that:

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

  •
  immediately after giving effect to the transaction, there is no default under the applicable indenture.

        The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

        Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

  •
  maintain and apply money in the defeasance trust,

  •
  register the transfer or exchange of the debt securities,

  •
  replace mutilated, destroyed, lost or stolen debt securities, and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        Each indenture also permits us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

        The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

        Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

  •
  failure to pay interest on any debt security of the class or series for 30 days when due;

  •
  failure to pay the principal or any premium on any debt securities of the class or series when due;

  •
  failure to make any sinking fund payment for 30 days when due;

  •
  failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

  •
  occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

        An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

        Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

        Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or rate of interest on any debt security;

  •
  change any place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  adversely affect the terms of any conversion right;

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

  •
  change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for the series; or

  •
  change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

Meetings

        The indentures will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by our company or the holders of at least 25% in principal amount of the outstanding debt securities of a series, in any case upon notice given in accordance with "Notices" below. Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by our company or the trustee that does not have a quorum may be adjourned for not less than 10 days. If there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, except for any consent which must be given by the holders of each debt security affected by the modifications or amendments of an indenture described above under "Modification of the Indentures." However, a resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given, or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. The indentures will provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. For purposes of these consents, waivers and actions, only the principal amount of outstanding debt securities of any series represented at a meeting at which a quorum is present and voting in favor of the action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected by the modification or amendment favoring the action.

Notices

        In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

        Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Replacement of Securities Coupons

        Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

        The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Concerning the Trustees

        We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

        The senior debt securities will rank equally with all of our company's other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

        The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

        Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

  •
  any of our obligations to our subsidiaries; and

  •
  any liability for federal, state, local or other taxes owed or owing by our company.

        The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

        Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

        In the event that we pay or distribute our company's assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company's property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

        If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

        As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

        The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF COMMON STOCK

        We are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share. As of July 19, 2010, we had 9,271,286 shares of common stock issued and outstanding.

Dividend Rights

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue. Under the terms of our Amended and Restated Certificate of Incorporation and Bylaws, during the one-year period beginning on March 24, 2010, we are not permitted to declare or pay any dividend in respect of our common stock if, after giving effect to such dividend, the aggregate amount of dividends so declared and paid would exceed $1.5 million.

Voting Rights

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

        Our board of directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our Amended and Restated Certificate of Incorporation provides that until March 24, 2011, our board of directors must be comprised of six members (unless otherwise required by the rules of any stock exchange on which our shares are listed), including the Chief Executive Officer and five independent directors. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock. Additionally, stockholders may vote to remove a maximum of two directors without cause by the affirmative vote of the holders of 66 2/3% in voting power of outstanding common stock at any time prior March 24, 2011.

Liquidation

        In the event of any liquidation, dissolution or winding up of Golden Minerals, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

        Golden Minerals' common stock is not redeemable or convertible.

Restrictions on Certain Transactions

        Our Amended and Restated Certificate of Incorporation includes provisions which require supermajority stockholder approval for certain transactions. Until March 24, 2011, we will not be able to enter into any Specified Transaction (defined below) without (i) the unanimous approval of our board of directors and (ii) the affirmative vote of the holders representing at least 75% of the outstanding shares of capital stock entitled to vote generally (considered for this purpose as one class). A "Specified Transaction" means (a) the sale, lease or exchange of all or any substantial part of our property or assets (including, for this purpose, the property or assets of our subsidiaries) in a single transaction or a series of related transactions, or (b) a merger or consolidation to which we are a party, except any merger or consolidation involving us in which our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

Other Provisions

        All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Golden Minerals, which could depress the market price of our common stock. Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

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  the number of shares of preferred stock offered and the offering price of the preferred stock;

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  the title and stated value of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  the liquidation rights of the preferred stock;

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  the procedures for auction and remarketing, if any, of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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  whether the preferred stock will be listed on any securities exchange;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase debt securities, preferred stock, common stock or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

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  the date of determining the stockholders entitled to the rights distribution;

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  the number of rights issued or to be issued to each stockholder;

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  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

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  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

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  the designation and terms of the units and the securities included in the units;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material United States federal income tax consequences; and

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  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

        The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

        If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

        However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

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  all outstanding depositary shares have been redeemed;

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  each share of preferred stock has been converted into or exchanged for common stock; or

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  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Golden Minerals.

        We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Golden Minerals which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Golden Minerals will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Golden Minerals and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Golden Minerals and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

LEGAL MATTERS

        Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

        The consolidated financial statements of Golden Minerals as of December 31, 2009 and for the 282 day period ended December 31, 2009 and of Apex Silver as of December 31, 2008 and for the 83-day period ended March 24, 2009 and for each of the two years ended December 31, 2008, included in Golden Minerals' Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The estimates of our mineralized material and resources with respect to the El Quevar project have been included or incorporated by reference in reliance upon the technical reports prepared by SRK Consulting (U.S.), Inc. ("SRK") and Chlumsky, Armbrust and Meyer, LLC ("CAM").

Cdn$41,761,185

GOLDEN MINERALS COMPANY

2,218,292 Shares

Common Stock

P R O S P E C T U S    S U P P L E M E N T

September 2, 2011